SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

VA Linux Systems
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 5, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Linux Systems, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, December 5, 2001 at 9:00 a.m., local time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California, 95054, for the following purposes:

1.	To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

2.	To approve a proposed amendment to our Certificate of Incorporation in Delaware to change our name from “VA Linux Systems, Inc.” to “VA Software Corporation” (Proposal Two);

3.	To approve a series of proposed amendments to our 1999 Director Option Plan as set forth in the Proxy Statement (Proposal Three);

4.	To ratify the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending July 27, 2002 (Proposal Four); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 8, 2001 are entitled to notice of and to vote at the meeting.

Fremont, California October 18, 2001	Sincerely, /s/ Bret M. DiMarco Bret M. DiMarco Secretary

YOUR VOTE IS IMPORTANT

This Proxy Statement is Furnished in Connection With Our Solicitation of Proxies, On Behalf of the Board of Directors, for the 2001 Annual Meeting of Stockholders. the Proxy Statement and the Related Proxy Form are Being Distributed On or About October 30, 2001. You Can Vote Your Shares Using One of the Following Methods:

•	Vote Through the Internet At the Website Shown On the Proxy Card

•	Vote by Telephone Using the Toll-free Number Shown On the Proxy Card

•	Complete and Return a Written Proxy Card

•	Attend Our 2001 Annual Meeting of Stockholders and Vote

Votes Submitted Through the Internet or by Telephone Must be Received by 11:59 P.m., Eastern Time, On December 4, 2001. Internet and Telephone Voting are Available 24 Hours Per Day; If You Vote Via Internet or Telephone, You Do Not Need to Return a Proxy Card.

All Stockholders are Cordially Invited to Attend the Meeting, However, to Ensure Your Representation At the Meeting, You are Urged to Vote Via Internet or Telephone, or Mark, Sign, Date and Return the Enclosed Proxy Card as Promptly as Possible in the Postage-prepaid Envelope Enclosed for That Purpose. Any Stockholder Attending the Meeting May Vote in Person Even If He or She has Voted Via the Internet or Telephone, or Returned a Proxy Card.

VA LINUX SYSTEMS, INC.
47071 Bayside Parkway
Fremont, California 94538

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of VA Linux Systems, Inc. (the “Company”) for use at our Annual Meeting of Stockholders to be held at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California, 95054, on Wednesday, December 5, 2001, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (510) 687-7000.

     Our Annual Report, including its Securities and Exchange Commission (“SEC”) Form 10-K containing financial statements for the fiscal year ended July 28, 2001, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our Annual Report were first mailed on or about October 30, 2001, to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF SUCH STOCKHOLDER MADE IN WRITING TO VA LINUX SYSTEMS, INC., 47071 BAYSIDE PARKWAY, FREMONT, CALIFORNIA, 94538, ATTN: DIRECTOR, INVESTOR RELATIONS.

Record Date and Share Ownership

     Stockholders of record at the close of business on October 8, 2001 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. We have one series of Common Shares issued and outstanding, designated as Common Stock, $0.001 par value per share and one series of undesignated Preferred Stock, $0.001 per share. As of the Record Date, 250,000,000 shares were authorized and 53,744,815 shares of our Common Stock were issued and outstanding. As of the Record Date, 10,000,000 shares were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to us at our principal offices (Attention: Director, Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

Voting

     On all matters, each share has one vote. See Proposal One -- Election of Two Class II Directors — Vote Required.

Solicitation of Proxies

     We will bear this cost of soliciting proxies. We have retained the services of ADP Brokerage Services Group (“ADP”) to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay ADP a fee not to exceed $35,000 for its services and will reimburse it for certain out of pocket expenses estimated to be less than $25,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or “broker non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the amendment of our Certificate of Incorporation in Delaware to change our name to “VA Software Corporation;” (iii) the amendments to our 1999 Director Option Plan; (iv) the ratification of Arthur Andersen LLP, as our independent public accountants for the fiscal year ending July 27, 2002; and (v) such other business as may properly come before the Annual Meeting or any adjournment thereof in the discretion of the proxy holder.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals of our stockholders that are intended to be presented by such stockholders at our 2002 Annual Meeting of Stockholders must be received by us no later than July 3, 2002, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     We intend to draft our proxy to grant the proxy holders discretionary authority to vote on any matter raised at the 2002 Annual Meeting. If a stockholder intends to submit a proposal at our 2002 Annual Meeting of Stockholders, which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Exchange Act no sooner than June 3, 2002 and no later than September 16, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our Annual Meeting in 2002.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of October 8, 2001, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 53,744,815 shares of Common Stock outstanding as of October 8, 2001. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners (1)	Number of Shares	Percent Of Common Stock Outstanding
Larry M. Augustin (2)	5,922,370	11.0%
Douglas Leone (3)	4,875,774	9.1%
Entities affiliated with Sequoia Capital Funds
3000 Sand Hill Road, Building 4, Suite 280
Menlo Park, California 94025 (4)	4,752,569	8.8%
John T. Hall (5)	2,886,500	5.4%
Ali Jenab (6)	381,249	*
Carl Redfield (7)	349,633	*
Carol A. Bartz (8)	240,145	*
Todd B. Schull (9)	229,827	*
Eric S. Raymond (10)	201,285	*
Greg Orzech (11)	104,790	*
McKinley G. Littlejohn (12)	58,124	*
Robert M. Neumeister, Jr. (13)	14,166	*
All directors and officers as a group (13 persons) (14)	12,425,830	23.1%

*	Represents less than 1% of the outstanding shares Common Stock.

(1)	Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o VA Linux Systems, Inc., Attention: Director, Investor Relations, 47071 Bayside Parkway, Fremont, California 94538.

(2)	Includes 632,082 shares subject to options that are exercisable within sixty (60) days of October 8, 2001. Also includes 213,000 shares owned by Alice Kitsuta Augustin, Mr. Augustin’s wife, and 100,000 shares held in the Larry M. Augustin 1999 Grantor Retained Annuity Trust, dated November 30, 1999, in which Larry M. Augustin is the trustee.

(3)	Includes all of the shares specified in footnote (4) below. Mr. Leone is the managing member of Sequoia International Technology Partners VIII, Sequoia Capital VIII, Sequoia International Technology Partners VIII(Q), Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, and has signature authority for CMS Partners LLC and Sequoia 1997. Mr. Leone disclaims beneficial ownership of shares held by the entities specified in footnote (4), except to the extent of his pecuniary interest in these entities. Also includes 57,499 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(4)	Includes 3,884,626 shares held by Sequoia Capital VIII, 257,175 shares held by Sequoia International Technology Partners VIII(Q), 85,725 shares held by CMS Partners LLC, 49,292 shares held by Sequoia International Technology Partners VIII, 9,429 shares held by Sequoia 1997, 419,690 shares held by Sequoia Capital Franchise Fund and 46,632 shares held by Sequoia Capital Franchise Partners.

(5)	Mr. Hall resigned his position as our Senior Vice President, Marketing, effective October 5, 2001. Mr. Hall’s beneficial ownership includes 5,000 shares owned by Jennifer E. Hall, Mr. Hall’s sister, 5,000 shares owned by Patrick J. Hall, Mr. Hall’s brother, and 40,000 shares owned by John T. Hall, Sr. and Carolyn E. Hall, Mr. Hall’s parents. Also includes 17,500 shares subject to options exercisable on or before November 4, 2001.

(6)	Includes 381,249 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(7)	Includes 161,300 shares held in the Carl Redfield Annuity Trust 1 dated 11/29/99 and 40,625 shares subject to our right of repurchase, which lapses over time. Also includes 38,333 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

3

(8)	Includes 68,750 shares subject to our right of repurchase, which lapses over time. Also includes 38,333 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(9)	Includes 65,803 shares held in the Todd and Julie Schull 1999 Family Trust, dated 11/6/99. Also includes 164,024 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(10)	Includes 38,333 shares subject to options that are exercisable within sixty (60) days of October 8, 2001 and 40,625 shares subject to our right of repurchase, which lapses over time.

(11)	Includes 104,790 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(12)	Includes 58,124 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(13)	Includes 14,166 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

(14)	Includes the shares beneficially owned by the directors and officers set forth on the above table, shares in footnote (3), as well as 1,574,327 shares subject to options that are exercisable within sixty (60) days of October 8, 2001.

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS

Nominees

     Our Board of Directors has seven authorized directors and currently consists of seven members. We have a classified Board of Directors, which is divided into three classes and whose terms expire at different times. The three classes are currently comprised of the following directors:

—	Class I consists of Larry M. Augustin and Douglas Leone, who will serve until the annual meeting of stockholders to be held in 2003;

—	Class II consists of Eric S. Raymond and Carl Redfield, who will serve until the annual meeting of stockholders to be held in 2001; and

—	Class III consists of Robert M. Neumeister, Jr., Ali Jenab and Carol A. Bartz, who will serve until the annual meeting of stockholders to be held in 2002.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees named below, each of whom is currently one of our directors. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class II Director at the 2001 Annual Meeting will continue until our Annual Meeting of Stockholders held in 2004 or until a successor has been elected and qualified. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers.

     The following table sets forth for each of our Class I Directors, Class II Directors, Class III Directors and executive officers, their ages and present positions with the Company as of the Record Date.

NAME	AGE	POSITION
Larry M. Augustin	39	Chairman, Chief Executive Officer and Class I Director
Richard French	47	Senior Vice President, Marketing and General Manager, OSDN
Gary Green	44	Vice President, Business Development
Ali Jenab	38	President, Chief Operating Officer and Class III Director
McKinley G. Littlejohn	55	Vice President, Human Resources
Greg Orzech	44	Senior Vice President, Worldwide Sales
Todd B. Schull	43	Vice President and Chief Financial Officer
John R. Villadsen	49	Vice President, Operations
Carol A. Bartz (2)	53	Class III Director
Douglas Leone (2)	44	Class I Director
Robert M. Neumeister, Jr. (1)	51	Class III Director
Eric S. Raymond (1)	43	Class II Director
Carl Redfield (1, 2)	54	Class II Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     There is no family relationship between any of our directors or executive officers.

     Larry M. Augustin, one of our founders, has served as our Chief Executive Officer and as a member of our Board of Directors since March 1995. From March 1995 through January 2001, Mr. Augustin also served as our President. Mr. Augustin has served as Chairman of the Board of Directors since October 2001. From September 1989 through December 1995, Mr. Augustin was a consultant for Fintronic USA, Inc., a provider of high performance electronic design automation tools, and was a research associate at Stanford University. Mr. Augustin is a director of Linux International, a Linux vendor and advocacy association.

     Richard French has served as our Senior Vice President and General Manager of OSDN since January 2001. Since October 2001, Mr. French has also served as our Senior Vice President, Marketing. From April 2000 through January 2001, Mr. French was founder, chairman of the board of directors and chief technical officer of Tekrati, Inc., a web-based industry analyst relations consulting services company. Mr. French was a private investor from January 2000 through March 2000. From December 1998 through December 1999, Mr. French served as senior vice president and general manager of the emerging technology group at Netmanage, Inc. From February 1998 through August 1998, Mr. French served as the chief executive officer of Infoscape, Inc. From January 1997 through February 1998, Mr. French was vice president of the enterprise platforms division of Oracle Corporation where he served as the vice president of the Digital, HP and power platforms division from March 1996 through January 1997. Mr. French is currently chairman of the board of directors of Tekrati.

     Gary Green has served as our Vice President, Business Development since June 2001. From November 2000 through June 2001, Mr. Green served as our Area Vice President, Strategic Accounts. From November 1999 through November 2000, Mr. Green served as director, strategic account sales, for Motive Communications, Inc., a provider of electronic customer service via the Internet. Mr. Green was Synopsys, Inc.’s vice president of global strategic sales from August 1999 through October 1999. From September 1998 through July 1999, Mr. Green served as Synopsis’s director, global account sales. From August 1997 through September 1998, Mr. Green served as Synopsis’s eastern area manager, Epic tools group. From October 1996 through August 1997, Mr. Green served as Synopsis’s manager of the major account district. From October 1994 through September 1996, Mr. Green served as Synopsis’s Motorola major account manager.

     Ali Jenab has served as our President and Chief Operating Officer since February 2001. From August 2000 through February 2001, Mr. Jenab served as our Senior Vice President and General Manager, Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions. From October 1999 through August 2000, he was group president of Amdahl’s technology division. From October 1998 through October 1999, Mr. Jenab was Amdahl’s vice president of strategic business, and from January 1997 through October 1998, Mr. Jenab was vice president of worldwide marketing. From July 1995 through January 1997, Mr. Jenab was director of marketing at Amdahl.

     McKinley G. Littlejohn has served as our Vice President, Human Resources since August 2000. From April 1996 through August 2000, Mr. Littlejohn was senior vice president, human resources and administrative services for WorldSpace Corporation, a provider of digital satellite communication. Mr. Littlejohn was vice president, human resources for Metcalf & Eddy, Inc., an environmental consulting engineering company, from March 1994 through April 1996.

     Greg Orzech has served as our Senior Vice President, Worldwide Sales since February 2001. From July 2000 through February 2001, Mr. Orzech served as our Vice President, North American Sales. Mr. Orzech served as our Director, Strategic Planning from November 1999 through June 2000. From August 1999 through November 1999, Mr. Orzech was vice president, worldwide territories for Synopsis, Inc. From October 1998 through August 1999, Mr. Orzech was Synopsis’s senior director, central area, and from October 1997 through October 1998, Mr. Orzech was Synopsis’s director, northern area. From October 1995 through October 1997, Mr. Orzech was Synopsis’s region manager, central region.

     Todd B. Schull has served as our Vice President and Chief Financial Officer since June 1999. He was vice president and chief financial officer at Repeater Technologies, Inc., a wireless infrastructure company, from January 1997 through May 1999. From December 1987 through December 1996, Mr. Schull held various positions at Solectron Corporation, most recently vice president of finance, North America and corporate controller.

     John R. Villadsen has served as our Vice President, Operations, since April 2001. From August 1999 through April 2001, Mr. Villadsen served as vice president of manufacturing operations at GaSonics International Corporation, which was acquired by Novellus Systems, Inc., in January 2001. From April 1998 through July 1999, Mr. Villadsen served as Watkins-Johnson Company’s vice president, customer service and manufacturing, semiconductor equipment group. From May 1995 through April 1998, Mr. Villadsen served as Watkins-Johnson’s director, assembly and test semiconductor equipment group.

     Carol A. Bartz has served on our Board of Directors since September 1999. She has served as chief executive officer and chairman of the board of Autodesk Inc. since May 1992. Ms. Bartz served as president of Autodesk from May 1992 through September 1996, and from June 1999 to the present. Ms. Bartz is a member of the board of directors of Network Appliance, Inc., BEA Systems, Inc., and Cisco Systems, Inc.

     Douglas Leone has served on our Board of Directors since October 1998. He has been at Sequoia Capital, a venture capital firm, since July 1988 and has been a general partner since 1993. He is a member of the board of directors of Scient Corporation and several other private corporations.

     Robert M. Neumeister, Jr., has served on our Board of Directors since June 2001. Since September 2001, Mr. Neumeister has served as chief financial officer for Myriad Proteomics, Inc., a company engaged in mapping of the human proteome. From July 2001 through August 2001, Mr. Neumeister was a private investor. Mr. Neumeister was chief financial officer of Aerie Networks, Inc., from January 2000 until June 2001. Mr. Neumeister served as vice president and director of finance of Intel Corporation from December 1998 through December 1999. Prior to joining Intel, Mr. Neumeister served as chief financial officer of Sprint Corporation’s PCS group from September 1995 through November 1998. Mr. Neumeister is a member of the board of directors of Symmetricom, Inc.

     Eric S. Raymond has served on our Board of Directors since October 1998. He has served as technical director at Chester County InterLink, a nonprofit Internet service provider, since September 1993. Mr. Raymond is also the president of the Open Source Initiative, author of numerous papers on software development, and a theorist and spokesperson for the Open Source community.

     Carl Redfield has served on our Board of Directors since October 1998. He has served as senior vice president, manufacturing and logistics of Cisco Systems, Inc. since February 1997. From September 1993 through February 1997, Mr. Redfield was vice president of manufacturing of Cisco Systems. Mr. Redfield is a member of the board of directors of Broadwing, Inc., CTC Communications, Inc. and iBASIS Inc.

Director Compensation

     We reimburse our directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meeting. Directors who are also our officers or employees are not reimbursed for expenses incurred in attending Board of Directors or committee meetings.

     Our non-employee directors are eligible to participate in our 1999 Director Option Plan (the “Director Plan”). Our Board of Directors is recommending a series of proposed amendments to the Director Plan as set forth in Proposal Two hereinafter. Under the current Director Plan, each non-employee director who joins our Board of Directors will automatically receive a grant of an option to purchase 40,000 shares of our Common Stock on the date on which such person becomes a director. The shares subject to the options granted to non-employee directors will vest over a four year period following the date of grant with one quarter vesting one year from the date of grant and one forty-eighth vesting each month thereafter. Additionally, at each successive annual stockholder meeting, each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) will receive an option to purchase 10,000 shares of our Common Stock. One twelfth of the shares subject to the subsequent options granted to non-employee directors vest per month following the date of grant. The vesting of these options will automatically accelerate upon a change of control of the Company. The exercise price per share for all options automatically granted to directors under the Director Plan will be equal to the market price of our Common Stock on the date of grant and will have a ten year term, but will generally terminate within a specified time, as defined in the Director Plan, following the date the option holder ceases to be a director or consultant.

     Employee directors, including Mr. Jenab, are eligible to participate in our 1999 Employee Stock Purchase Plan (“ESPP”) and to receive discretionary grants under our 1998 Stock Plan (the “1998 Plan”). Because Mr. Augustin is a beneficial owner of more than five percent of our Common Stock, he is not eligible to participate in our ESPP. Non-employee directors are eligible to participate in the 1998 Plan.

     Our directors and officers indemnification insurance coverage covers directors and officers individually where exposures exist other than those for which we are able to provide direct or indirect indemnification. These policies run from December 9, 1999, through December 9, 2001, at a total cost of $857,287.30. The primary carrier is National Union Fire Insurance Company.

Board Meetings and Committees

     Our Board of Directors held a total of seven meetings during the fiscal year ended July 28, 2001. No director serving throughout fiscal year 2001 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Raymond attended all meetings of the Board of Directors and the committees of the Board upon which Mr. Raymond served. Mr. Redfield attended at least 90% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which Mr. Redfield served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Board of Directors does not have a standing Nominating Committee. A unanimous group of disinterested members of the Board of Directors nominated the two Class II directors for election to the Board.

     The Audit Committee consists of Messrs. Neumeister, Raymond and Redfield. The Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. The Audit Committee held four meetings during fiscal year 2001.

     The Compensation Committee consists of Ms. Bartz, Mr. Leone and Mr. Redfield. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held six meetings during fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

     Our Board of Directors established the Compensation Committee in October 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. Ms. Bartz, a member of our Compensation Committee, serves as a member of the board of directors and compensation committee of Cisco Systems, Inc., of which Mr. Redfield is an executive officer. No other member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been our officer or employee.

Vote Required

     Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the two candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND CLASS III DIRECTORS
RECOMMEND THAT STOCKHOLDERS VOTE
FOR THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO CHANGE OUR NAME

     Our Board of Directors believes that the name “VA Software Corporation” better identifies us and our primary business: developing, marketing, selling and supporting the SourceForge collaborative software development (CSD) platform. The Board of Directors also believes that the name “VA Linux Systems, Inc.” is primarily identified with our former Linux hardware systems and consulting businesses.

     The change of our name to VA Software Corporation will not affect the rights of any stockholder or the validity or transferability of stock certificates currently outstanding. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. We intend to change our NASDAQ trading symbol if the proposed amendment is approved to amend the Certificate of Incorporation to change our name.

     In accordance with the Delaware General Corporation Law and our Certificate of Incorporation, approval of the amendment to the Certificate of Incorporation to change our name requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal. If approved, we will amend our Certificate of Incorporation as provided above, which amendment will be effective upon filing with the Delaware Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME TO “VA SOFTWARE CORPORATION.”

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE
1999 DIRECTOR OPTION PLAN

General

     The stockholders are being asked to approve a series of amendments to our 1999 Director Option Plan (the “Director Plan”) so that:

(A)	each initial grant made to non-employee directors shall be increased from 40,000 shares to 80,000 shares of Common Stock, which shall vest as to 20,000 shares on the date of grant and one thirty-sixth of the remaining 60,000 shares shall vest on the corresponding day of each month thereafter, or on the last day of each month thereafter, to the extent each month does not have the corresponding date, such that all the shares shall be vested after three years subject to continued provision of services to the Company; and

(B)	each subsequent grant made to non-employee directors shall be increased from 10,000 shares to 20,000 shares, which shall vest as to 5,000 shares on the date of grant and one thirty-sixth of the remaining 15,000 shares shall vest on the corresponding day of each month thereafter, or on the last day of each month thereafter, to the extent each month does not have the corresponding date, such that all the shares shall be vested after three years subject to continued provision of services to the Company.

     Our Board of Directors approved the foregoing amendments on June 13, 2001, subject to stockholder approval at the 2001 Annual Meeting. The amendments are designed to provide us with the continuing ability to use equity incentives to attract and retain highly-qualified and experienced individuals to serve on the Board. After reviewing non-employee director compensation provided to other similarly-situated companies, including equity incentives provided to those individuals, the Board concluded that the size of both the Initial Grant and Subsequent Grant to non-employee Board of Directors members should be increased and that the vesting schedule under both the initial grant and subsequent grant should be shortened from four years to three years.

Director Plan Background

     Our Director Plan was approved by our Board of Directors in October 1999 and by our stockholders in November 1999. A total of 500,000 shares of our Common Stock were initially reserved for issuance under the Director Plan. The Director Plan provides for annual increases equal to the lesser of (a) 250,000 shares, (b) 0.5% of the outstanding shares on the last day of our fiscal year, or (c) a lesser amount determined by our Board of Directors. As of the Record Date, 750,000 shares of our Common Stock were reserved for issuance under the Director Plan. The purpose of the Director Plan is to attract and retain the best available non-employee directors, to provide them additional incentives and, therefore, to promote the success of our business.

     As currently written, the Director Plan provides for an automatic grant of an option to purchase 40,000 shares of Common Stock to each non-employee director on the date on which he or she becomes a director. Each automatic grant of 40,000 shares will have an exercise price per share equal to the fair market value of our Common Stock at the date of grant and will vest as to one quarter of the shares subject to the option one year after the date of grant and one forty-eighth each month thereafter. As amended by the Board of Directors at its December 6, 2000 meeting, the Director Plan also provides that upon the date of each annual stockholders’ meeting beginning with our December 2000 Annual Meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders’ meeting will receive an automatic annual grant of options to acquire 10,000 shares. One twelfth of the shares subject to the 10,000 options will vest each month following the date of grant. (The December 6, 2000 amendment to the Director Plan reduced the automatic annual grant from 16,000 options to 10,000, and the vesting period from four years to one year.)

     Each automatic grant under the Director Plan has a term of ten years. The Director Plan is administered by the Compensation Committee of our Board of Directors, which is constituted to permit non-employee director awards to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16(b)-3 thereunder. The administrator approves forms of award agreements for use under the plan, determine the terms and conditions of awards pursuant to the Director Plan and construes and interprets the terms of the plan and awards granted under it.

     In the event of a Change of Control (as defined in the Director Plan), each non-employee director’s outstanding options will become fully vested and exercisable. Options granted under the Director Plan must be exercised within three months of the end of the non-employee director’s tenure as a member of our Board of Directors, unless such tenure ends due to the death or disability of such director, in which case such former director, or his or her estate, shall have twelve months to exercise the options, provided that the option does not terminate by its terms earlier.

     Unless terminated sooner, our Director Plan terminates automatically in 2009. Our Board of Directors has the authority to amend, suspend or terminate the plan, subject to stockholder approval of certain amendments and provided no amendment, suspension or termination may affect awards to non-employee directors previously granted under the plan, unless agreed to by the affected non-employee director.

THE BOARD OF DIRECTORS
RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND
THE 1999 DIRECTOR OPTION PLAN AS SET FORTH ABOVE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 27, 2002

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit our financial statements for the fiscal year ending July 27, 2002, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors determines that such a change would be in our and our stockholders’ best interest. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited our financial statements since the fiscal year ended July 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the annual stockholders’ meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Arthur Andersen LLP are also expected to be available to respond to appropriate questions.

     In addition to performing the audit of our consolidated financial statements for fiscal year 2001, Arthur Andersen LLP provided various other services during such year. The aggregate fees billed for Fiscal Year 2001 for each of the following categories of services are as follows:

Audit Fees and Quarterly Review	$293,500
Financial Information Systems Design
and Implementation Fees	—
All Other Services	$374,050

Total	$667,550

     In making its recommendation to ratify the appointment of Arthur Andersen LLP as the Company’s independent public accountants for fiscal year 2002, the Company has considered whether the non-audit services provided by Arthur Andersen LLP are compatible with maintaining the independence of Arthur Andersen LLP.

THE BOARD OF DIRECTORS RECOMMENDS
THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE
APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS
FOR THE FISCAL YEAR ENDING JULY 27, 2002.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued during fiscal years 2001, 2000 and 1999 to our Chief Executive Officer and each of our four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the period.

				Long-Term Compensation Awards
	Fiscal	Annual Compensation		Securities Underlying	All Other
Name and Principal Positions	Year	Salary	Bonus	Options	Compensation
Larry M. Augustin	2001	$200,624	—	500,000	—
Chairman and Chief Executive Officer	2000	$148,114	—	—	—
	1999	$ 96,133	$ 6,199	1,155,000	$ 13,294	(1)

Ali Jenab	2001	$353,077	—	1,800,000	$255,702	(2)
President and Chief Operating	2000	—	—	—	—
Officer	1999	—	—	—	—

Greg Orzech	2001	$304,005	—	370,000	—
Senior Vice President, Worldwide	2000	$164,900	$ 10,000	90,000	—
Sales	1999	—	—	—	—

Todd B. Schull	2001	$178,962	—	80,000	—
Vice President and	2000	$176,538	$ 1,000	50,000	—
Chief Financial Officer	1999	$ 30,538	—	499,434	—

McKinley G. Littlejohn	2001	$162,211	—	240,000	$ 63,382	(3)
Vice President, Human Resources	2000	—	—	—	—
	1999	—	—	—	—

(1)	In fiscal 1999, we forgave and wrote off a loan in the principal amount of $13,294 to Mr. Augustin.

(2)	In August 2001, we loaned $400,000 to Mr. Jenab shortly after the commencement of his employment with us (the “Loan”). The Loan bears interest at a rate of six and three-tenths percent per annum and has an eighteen month term ending in February 2002 (the “Term”). During fiscal year 2001, we forgave $244,444 of principal and $11,258 of interest on the Loan. The remaining principal balance accrued on the Loan becomes immediately due and payable upon termination of Mr. Jenab’s employment with us for any reason. If Mr. Jenab voluntarily terminates his employment with us prior to the end of the Term, interest accrued and due on the Loan becomes immediately due and payable.

(3)	In September 2001, shortly after the commencement of Mr. Littlejohn’s employment with us, we paid Mr. Littlejohn a signing bonus of $50,000. During fiscal year 2001, we also paid Mr. Littlejohn a total of $13,382 in housing allowances.

11

     The following table sets forth information concerning grants of stock options to each of the executive officers named in our compensation table above during fiscal year 2001. All options granted to these executive officers in the last fiscal year were granted under our 1998 Stock Plan. The grants of stock options set forth below are subject to change of control and separation provisions described hereinafter in the section entitled “Change of Control and Severance Agreements.” The percent of the total options set forth below is based on an aggregate of 8,198,574 options granted to employees during fiscal year 2001. All options were granted at the then fair market value as determined by our Board of Directors on the date of grant.

     Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

	Individual Grants
	Number Of Securities Underlying Options		% of Total Options Granted To Employees During Fiscal	Exercise Price	Expiration	Potential Realizable Value Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Granted		Year	Per Share	Date	5%	10%
Larry M. Augustin	500,000	(1)	6.10%	$3.0000	06/14/2011	$ 943,342	$ 2,390,614

Ali Jenab	400,000	(1)	4.88%	$3.0000	06/14/2011	$ 754,673	$ 1,912,491
	700,000	(1)	8.54%	$8.1250	02/16/2011	$3,576,838	$ 9,064,410
	300,000	(1)	3.66%	$8.7500	12/06/2010	$1,650,848	$ 4,183,574
	400,000	(2)	4.88%	$29.4375	08/02/2010	$7,405,234	$18,766,317

Greg Orzech	70,000	(1)	0.85%	$3.0000	06/14/2011	$ 132,068	$ 334,686
	200,000	(1)	2.44%	$5.2500	02/27/2011	$ 660,339	$ 1,673,430
	100,000	(1)	1.22%	$8.7500	12/06/2010	$ 550,283	$ 1,394,525

Todd B. Schull	40,000	(1)	0.49%	$3.0000	06/14/2011	$ 75,467	$ 191,249
	40,000	(1)	0.49%	$8.7500	12/06/2010	$ 220,113	$ 557,810

McKinley G. Littlejohn	70,000	(1)	0.85%	$3.0000	06/14/2011	$ 132,068	$ 334,686
	70,000	(1)	0.85%	$8.7500	12/06/2010	$ 385,198	$ 976,167
	100,000	(2)	1.22%	$29.4375	08/02/2010	$1,851,309	$ 4,691,579

(1)	One forty-eighth of the shares subject to each option vest and become exercisable each month following the date of grant.

(2)	One quarter of the shares subject to each option vest and become exercisable on the first anniversary of the date of grant, and an additional one forty-eighth of the shares subject to each option vest and become exercisable each month thereafter.

12

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

     The following table sets forth information concerning option exercises in fiscal year 2001 and exercisable and unexercisable stock options held by our executive officers named in the summary compensation table at July 28, 2001. The value of unexercised in-the-money options is based on a value of $1.80 per share, the fair market value of our Common Stock as of July 27, 2001, the last trading day of fiscal year 2001, less the actual per share exercise prices, multiplied by the number of shares underlying the option. All options were granted under our 1998 Stock Plan.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values
Under Our 1998 Stock Plan

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At July 28, 2001		Value of Unexercised In-The-Money Options at July 28, 2001 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry M. Augustin	575,000	$2,071,9595	90,416	489,584	$1,032,400	—
Ali Jenab	—	—	216,664	1,583,336	—	—
Greg Orzech	—	—	66,665	393,335	—	—
Todd B. Schull	62,429	$1,243,524	109,695	332,451	$ 108,211	$297,579
McKinley G. Littlejohn	—	—	11,666	228,334	—	—

(1)	Total value of vested options based on fair market value of Company’s Common Stock of $1.80 per share as of July 27, 2001.

Change of Control and Severance Agreements

     On February 27, 2001, the Compensation Committee directed management to amend the employment letters of our President and Vice Presidents to insert change of control and termination of employment provisions. As a result, if we elect to terminate Mr. Jenab’s employment at any time for any reason not deemed by us to be for cause as determined under the agreement, Mr. Jenab will be entitled to receive compensation equal to twelve (12) months of his annual base salary and twelve (12) months of accelerated vesting. Mr. Jenab may, at any time during a twelve (12) month extended exercise period, exercise his options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon Mr. Jenab entering into a separation and release of claims agreement prepared by us.

     If we elect to terminate any Vice President at any time for any reason not deemed by us to be for cause, such Vice President will be entitled to receive compensation equal to six (6) months of such Vice President’s annual base salary and six (6) months of accelerated vesting. Such Vice President may, at any time during a six (6) month extended exercise period, exercise his or her options with respect to shares that have accelerated pursuant to a termination not deemed for cause. The awarding of these benefits will be contingent, however, upon such Vice President entering into a separation and release of claims agreement prepared by us.

     In the event of a change of control, Mr. Jenab will receive an additional twelve (12) months of vesting, and our Vice Presidents will receive an additional six (6) months of vesting.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during the fiscal year ended July 28, 2001. Actual compensation earned during fiscal year 2001 by the named executive officers is shown in the Summary Compensation Table.

Introduction

     The Compensation Committee of the Board of Directors establishes our general compensation policies, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

     Base Salary. The Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to our success and comparisons to similar positions within the Company and at other comparable companies.

     Bonuses. The Committee evaluates each executive officer individually to determine a bonus for the fiscal year based on performance criteria given to each executive officer prior to the fiscal year. These criteria include milestones in such executive’s area of responsibility as well as with respect to our financial performance generally.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. We generally grant options that become exercisable over a four year period as a means of encouraging executives and other employees to remain with us and to promote our success. Options granted to our executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed our financial goals.

     Other Compensation Programs. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both our 401(k) retirement plan and employee stock purchase plan. We do not make matching contributions to either the 401(k) or employee stock purchase plans.

Compensation Limitations

     We have considered the potential future affects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company’s stock option plan and executive annual cash bonus plans from deduction.

Compensation for the Chief Executive Officer

     Larry M. Augustin, a founder of the Company, is our Chief Executive Officer and Chairman of our Board of Directors. The Committee’s criteria for determining Mr. Augustin’s compensation are driven by several factors: the competitive marketplace, our position in the rapidly evolving technology sector in which it operates, his relative ownership interest in the Company and, most importantly, his performance.

     The Committee believes that Mr. Augustin performed well throughout fiscal year 2001, a particularly challenging period for us. He continues to demonstrate highly effective leadership and vision in a marketplace of unique complexity and rapid change; however, given Mr. Augustin’s significant stock ownership of the Company, the Committee did not grant him a bonus in fiscal year 2001. The Committee did, however, grant Mr. Augustin 500,000 options to purchase our Common Stock in fiscal year 2001.

     In determining Mr. Augustin’s fiscal year 2001 salary and option grant, the Committee considered the same criteria, set forth above, it used to evaluate the other executive officers, as well as Mr. Augustin’s continuing contribution to the execution of our strategic plan.

Conclusion

     All aspects of the Company’s executive compensation are subject to change at the discretion of the Committee in reaction to and in recognition of the rapidly changing circumstances of the current marketplace. The Committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Respectfully Submitted By: MEMBERS OF THE COMPENSATION COMMITTEE Carol A. Bartz Douglas Leone Carl Redfield

Dated: October 18, 2001 15

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A. As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of our financial reporting process on behalf of the Board of Directors by reviewing our internal accounting procedures, consulting with and reviewing the services provided by our independent accountants and to make recommendations to the Board of Directors regarding the selection of independent accountants.

     Our management has primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Arthur Andersen LLP, our independent public accounting firm, is responsible for performing an audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and for providing other related services to us.

     The members of the Audit Committee are not professional accountants or auditors, and their performance of their duties under its charter are not intended to replicate or to certify the functions performed by management and the independent accountant, nor is it the purpose of the Committee to certify that the independent accountant is “independent” under applicable rules. The Committee exists to serve as board-level oversight through its provision of advice, counsel and direction to management and the accountants on the basis of the information it receives from management and the accountants, discussions with management and the accountants and the experience of the Committee’s members in business, financial and accounting matters.

     The Audit Committee discussed with Arthur Andersen LLP, our independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP its independence.

     The Audit Committee discussed with Arthur Andersen LLP the overall scope and plans for the audit. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal year ended July 28, 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, including the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 28, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Arthur Andersen LLP as our independent auditors for Fiscal Year 2002.

Respectfully Submitted By: MEMBERS OF THE AUDIT COMMITTEE Robert M. Neumeister, Jr. Eric S. Raymond Carl Redfield

Dated: October 18, 2001 17

Performance Graph

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the NASDAQ Stock Market (U.S.) Index and of the J.P. Morgan Hambrecht & Quist (“JP Morgan H & Q”) Technology Index for the period commencing December 9, 1999 and ending on July 28, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
AMONG VA LINUX SYSTEMS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q TECHNOLOGY INDEX

* The graph assumes that $100 was invested on December 9, 1999, in our Common Stock, at the offering price of $30.00 per share, and $100 was invested on November 30, 1999, in the NASDAQ Stock Market (U.S.) Index and the JP Morgan H & Q Technology Index, and that all dividends were reinvested. We have not declared or paid any dividends on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	12/9/99	1/31/00	4/30/00	7/28/00	10/31/00	1/31/01	4/30/01	7/28/01
VA Linux Systems, Inc.	100.00	384.17	138.75	103.75	97.50	34.79	9.57	6.00
NASDAQ Stock Market (U.S.) Index	100.00	109.25	107.10	101.77	93.53	76.50	58.52	56.28
JP Morgan H & Q Technology Index	100.00	108.94	114.58	104.03	102.96	84.17	61.34	53.61

18

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that during fiscal year 2001 all of our executive officers and directors complied with all applicable filing requirements, with the exception of one of our former officers, Robert Russo, who inadvertently failed to report an August 31, 2000 sale of 5,792 shares of Common Stock. Upon discovery of this omission, Mr. Russo filed an amendment to his September 2000 SEC Form 4 (Statement of Changes in Beneficial Ownership) on November 8, 2001.

RELATED PARTY TRANSACTIONS

     In our last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in “Change of Control and Severance Agreements” and (2) as described below.

Investor Rights Agreement

     The Company has entered into an agreement with the former holders of our preferred stock, including entities affiliated with Sequoia Capital VIII, Carol A. Bartz, Carl Redfield, Eric S. Raymond and Larry M. Augustin, pursuant to which former preferred stockholders will have registration rights with respect to their shares of Common Stock. The registration rights provide that if we propose to register any securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, they are entitled to notice of the registration and are entitled to include shares of their Common Stock in the registration. This right is subject to conditions and limitations, including the right of the underwriters in an offering to limit the number of shares included in the registration. The holders of these shares may also require us to file up to two registration statements under the Securities Act at our expense with respect to their shares of Common Stock. The Company is required to use its best efforts to effect these registrations, subject to conditions and limitations. Furthermore, the holders of these shares may require us to file additional registration statements on Form S-3, subject to conditions and limitations. These rights terminate on the earlier of five years after the effective date of our December 9, 1999 initial public offering, the date on which all shares subject to these registration rights have been sold to the public, or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Action in any 90-day period.

     Upon the completion of our initial public offering, all shares of our outstanding preferred stock were automatically converted into an equal number of shares of Common Stock. CMS Partners LLC, Sequoia International Technology Partners VIII(Q), Sequoia Capital VIII, Sequoia International Technology Partners VIII, Sequoia 1997, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners are affiliated entities and together are considered a 5% stockholder. Mr. Leone, one of our directors, is the managing member of the general partner of Sequoia International Technology Partners VIII(Q), Sequoia Capital VIII, Sequoia International Technology Partners VIII, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, and has signature authority for CMS Partners LLC and Sequoia 1997. Mr. Leone disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities. Mr. Augustin is our Chief Executive Officer, Chairman of our Board of Directors and a more than 5% stockholder. Ms. Bartz, one of our directors, is the beneficial owner of limited partnership interests of Sequoia International Technology Partners VIII(Q) and Sequoia Franchise Partners. The Company’s director Mr. Redfield is the beneficial owner of limited partnership interests of Sequoia Franchise Partners.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require us to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: October 18, 2001

VA LINUX SYSTEMS, INC.

This Proxy is solicited on behalf of the Board of Directors

2001 ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 5, 2001

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2001 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about October 30, 2001. You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card

•	Vote by telephone using the toll-free number shown on the proxy card

•	Complete and return a written proxy card

•	Attend the Company’s 2001 Annual Meeting of Stockholders and vote

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 4, 2001. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 5, 2001

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VA Linux Systems, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, December 5, 2001 at 9:00 a.m., local time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California, 95054, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Larry M. Augustin and Todd B. Schull, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 5, 2001, at 9:00 a.m. local time at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor thereof. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

VA LINUX SYSTEMS, INC. 47071 BAYSIDE PARKWAY FREMONT, CA 94538	VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 4, 2001. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 4, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to vote your proxy.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to VA Linux Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Attend the Company’s Annual Meeting of Stockholders on December 5, 2001 at 9:00 a.m., local time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California, 95054, and vote in person at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINUX1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VA LINUX SYSTEMS, INC. Vote on Directors

1.	To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominees: 01) Eric S. Raymond 02) Carl Redfield	O	O	O	————————————————

Vote On Proposals	For	Against	Abstain

2.	To approve a proposed amendment to our Certificate of Incorporation in Delaware to change our name from “VA Linux Systems, Inc.” to “VA Software Corporation” (Proposal Two).	O	O	O

3.	To approve a series of proposed amendments to our 1999 Director Option Plan as set forth in the Proxy Statement (Proposal Three).	O	O	O

4.	To ratify the appointment of the firm of Arthur Andersen LLP as independent public accountants for the fiscal year ending July 27, 2002 (Proposal Four).	O	O	O

Note: To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on October 8, 2001 are entitled to notice of and to vote at the meeting.

Sincerely, Bret M. DiMarco Secretary

Fremont, California October 19, 2001

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date